KEYSPAN
                                                                          NEWS
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KeySpan Corporation                                      For Immediate Release


Contacts:  Investors                                     Media Relations
           George Laskaris                               Ed Yutkowitz
           718.403.2526                                  718.403.2523


          KeySpan Receives $460 Million for Conversion of Equity Units
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Brooklyn, New York, May 16, 2005 - KeySpan Corporation (NYSE: KSE) announced the receipt of $460 million for the issuance of 12,126,352 shares of its common stock in settlement of the purchase contract component of its MEDS Equity Units, which had been listed on the New York Stock Exchange (NYSE) under the symbol "KSE PrA."

KeySpan Corporation had issued the MEDS Equity Units in May 2002 at $50 per unit. Under the terms of the purchase contracts, the MEDS Equity Units were converted today to common stock at the settlement rate of approximately 1.3181 shares per MEDS Equity Unit, as determined by the average 20-day closing price of approximately $37.93 per share of common stock. As a result of the settlement, KeySpan received approximately $460 million in proceeds, which will be used for general corporate purposes and the further redemption of debt.

"The MEDS Equity Units have been an effective financing vehicle for KeySpan and a good investment for the holders," said Gerald Luterman, Executive Vice President and Chief Financial Officer. "This issuance is consistent with the Company's 2005 earnings guidance of $2.30 to $2.40 per share, and enhances KeySpan's capital and credit structure."



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A member of the Standard & Poor's 500 Index,  KeySpan Corporation  (NYSE:KSE) is
the largest distributor of natural gas in the Northeast United States, operating regulated gas utilities in New York, Massachusetts, and New Hampshire that serve
2.6 million customers. These customer-focused businesses are complemented by a portfolio of service companies that offer energy-related products, services, and solutions to homes and businesses. KeySpan is also the largest electric generator in New York State, with approximately 6,650 megawatts of generating capacity that provides power to 1.1 million customers of the Long Island Power Authority (LIPA) on Long Island and supplies approximately 25 percent of New York City's capacity needs. KeySpan also operates LIPA's transmission and distribution system under contract to LIPA. In addition to these assets, KeySpan
has  strategic  investments  in  LNG,  pipeline  transportation,   distribution,
storage, and production.  KeySpan has headquarters in Brooklyn, New England, and
Long   Island.   For   more   information,   visit   KeySpan's   web   site   at
www.keyspanenergy.com.

Certain  statements  contained  herein  are  forward-looking  statements,  which reflect numerous assumptions and estimates and involve a number of risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. There are possible developments that could cause our actual results to differ materially from those forecasted or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are: general economic conditions, especially in the Northeast United States; available sources and costs of fuel; volatility of energy prices in a deregulated market environment as well as in the source of natural gas and fuel used to generate electricity; potential write-down of the carrying value of our investment in certain unregulated subsidiaries and natural gas properties when natural gas prices are depressed or if we have significant downward revisions in our estimated proved gas reserves; federal and state regulatory initiatives that increase competition, threaten cost and investment recovery and impact rate structure; our ability to successfully reduce our cost structures; implementation of new accounting standards; the degree to which we develop unregulated business ventures, as well as federal and state regulatory policies affecting our ability to retain and operate those business ventures; our ability to identify and make complementary acquisitions, as well as the successful integration of those acquisitions; inflationary trends and interest rates; and risks detailed from time to time in reports and other documents filed by us with the Securities and Exchange Commission.


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